UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   October 3, 2006

ACTIVISION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15839	95-4803544
(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On October 3, 2006, Activision, Inc. (the “Company”) announced that Brian Hodous will serve as the Chief Customer Officer of Activision Publishing, Inc. (“Activision Publishing”), the holding company for the Company’s active subsidiaries.  The Company expects Mr. Hodous to begin his employment on November 3, 2006.

Mr. Hodous and Activision Publishing entered into an employment agreement on October 3, 2006 (the “Agreement”), which will be effective on the date Mr. Hodous begins his employment.  The Agreement has an initial term of three years.  Mr. Hodous will receive an annual base salary of $375,000 until he relocates from the United Kingdom to the United States, at which point his minimum annual base salary will increase to $450,000 and shall remain subject to annual review.  Mr. Hodous may also be entitled to an annual bonus of up to 75% of the amount of his base salary and is guaranteed a bonus of $230,000 for the current fiscal year.  Mr. Hodous will also receive a signing bonus of $150,000.

On the effective date of the Agreement, Mr. Hodous will receive options to purchase an aggregate of 240,000 shares of the Company’s common stock, which will vest in three equal installments on the first, second, and third anniversary of that date. The options will have an exercise price equal to the fair market value of the Company’s stock on the date of the grant and will be governed by Activision’s standard form of award agreement.

Mr. Hodous will also be granted 21,000 shares of restricted stock on the effective date of the Agreement, which will vest in their entirety on the third anniversary of that date (subject to accelerated vesting if Mr. Hodous achieves certain performance objectives).  In addition, in consideration for his abandoning certain benefits with his prior employer and foregoing certain other executive opportunities and related equity participations, Mr. Hodous will be granted an additional 25,000 shares of restricted stock, which will vest in two equal installments on the first and second anniversary of the effective date.

The Agreement contains other provisions and provides for other benefits that are customary in the employment agreements of similarly situated executives.

A copy of the press release announcing Mr. Hodous’s appointment is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated October 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVISION, INC.

By:	/s/ Michael Griffith
	Name:	Michael Griffith
	Title:	President and Chief Executive Officer of Activision Publishing, Inc.

Date:  October 3, 2006